EXHIBIT 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	April 25, 2008
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2008 FIRST QUARTER FINANCIAL RESULTS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended March 31, 2008, net income was $4.2 million, or $.35 per diluted share, as compared to $5.8 million, or $.49 per diluted share, during the same quarter in the prior year. Included in our financial results during the first quarter of 2008 was increased depreciation expense of $329,000, or $.03 per diluted share, recorded by certain of our unconsolidated limited liability companies (“LLC”) in connection with the newly constructed medical office buildings which opened during the fourth quarter of 2007 (as discussed below) and the depreciation expense recorded on the replacement assets received from Universal Health Services, Inc. in connection with the previously disclosed Chalmette Medical Center (“Chalmette”) asset exchange and substitution transaction. Favorably impacting net income during the quarter ended March 31, 2007 was a combined gain of $1,041,000, or $.09 per diluted share, consisting of: (i) a gain of $789,000, or $.07 per diluted share, related to the recovery of replacement real estate assets in connection with the Chalmette asset exchange and substitution agreement, and; (ii) a gain of $252,000, or $.02 per diluted share, resulting from the sale of real property by a LLC.

Funds from operations (“FFO”) were $7.3 million, or $.62 per diluted share, during the first quarter of 2008 as compared to $7.4 million, or $.62 per diluted share, during the comparable quarter of the prior year. The first quarter dividend of $.58 per share was paid on March 31, 2008.

During the fourth quarter of 2007, three newly constructed medical office buildings, which are owned by LLCs in which we hold 95%, non-controlling ownership interests, were completed and opened as follows: (i) Canyon Springs Medical Plaza located in Gilbert, Arizona; (ii) Phoenix Children’s East Valley Care Center located in Gilbert, Arizona, and; (iii) Centennial Hills Medical Office Building I located in Las Vegas, Nevada. The Phoenix Children’s East Valley Care Center is a single tenant facility which is fully occupied pursuant to the terms of a twenty-year lease. Leasing activity at the Canyon Springs Medical Plaza and Centennial Hills Medical Office Building I, which are multi-tenant facilities, continued to improve during the first quarter of 2008 as these facilities continue their initial lease-up.

In addition, as of March 31, 2008, construction continues on three new medical office buildings, which are owned by LLCs, as follows: (i) Palmdale Medical Plaza located in Palmdale, California, which is scheduled to be completed and opened during the second quarter of 2008; (ii) Summerlin Hospital Medical Office Building III located in Las Vegas, Nevada, which is scheduled to be completed and opened during the fourth quarter of 2008, and; (iii) Deer Valley Medical Office Building III located in Phoenix, Arizona, which is scheduled to be completed and opened during the second quarter of 2009.

Also, in February of 2008, we purchased the Kindred Hospital; Corpus Christi, a 74-bed long-term acute care hospital located in Corpus Christi, Texas for a total purchase price of $8.1 million. We paid $4.7 million in cash and assumed $3.4 million of third-party mortgage debt that is non-recourse to us. The lease payments on this facility are unconditionally guaranteed by Kindred Healthcare, Inc. until its scheduled expiration in June, 2019.

At March 31, 2008, our shareholders’ equity was $157.8 million and our liabilities for borrowed funds were $49.7 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $23.9 million.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-seven real estate investments in fourteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three Months Ended March 31, 2008 and 2007

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Base rental - UHS facilities	$3,062	$3,062
Base rental - Non-related parties	2,397	2,335
Bonus rental - UHS facilities	1,008	1,037
Tenant reimbursements and other - Non-related parties	488	585
Tenant reimbursements and other - UHS facilities	24	24

	6,979	7,043

Expenses:
Depreciation and amortization	1,406	1,260
Advisory fees to UHS	367	351
Other operating expenses	1,135	1,141

	2,908	2,752

Income before equity in income of unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS (Chamlette) and interest expense	4,071	4,291

Equity in income of unconsolidated LLCs (including recognition of gain on sale of real property of $252 during the three months ended March 31, 2007)	612	947

Replacement property recovered from UHS - Chalmette	—	789

Interest expense	(525)	(362)

Income from continuing operations	4,158	5,665

Income from discontinued operations, net	—	146

Net income	$4,158	$5,811

Basic earnings per share:
From continuing operations	$0.35	$0.48
From discontinued operations	$0.00	$0.01

Total basic earnings per share	$0.35	$0.49

Diluted earnings per share:
From continuing operations	$0.35	$0.48
From discontinued operations	$0.00	$0.01

Total diluted earnings per share	$0.35	$0.49

Weighted average number of shares outstanding - Basic	11,843	11,792
Weighted average number of share equivalents	38	113

Weighted average number of shares and equivalents outstanding - Diluted	11,881	11,905

Calculation of Funds From Operations (“FFO”):

	Three Months Ended March 31,
	2008	2007
Net income	$4,158	$5,811
Plus: Depreciation and amortization expense:
Consolidated investments	1,388	1,244
Unconsolidated affiliates	1,787	1,350
Discontinued operations	—	31
Less: Gain on LLC's sale of real property	—	(252)
Gain on asset exchange and substitution agreement with UHS - Chalmette	—	(789)

Funds from operations (FFO)	$7,333	$7,395

Funds from operations (FFO) per share - Basic	$0.62	$0.63

Funds from operations (FFO) per share - Diluted	$0.62	$0.62

Dividend paid per share	$0.580	$0.570

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	March 31,	December 31,
	2008	2007
Assets:
Real Estate Investments:
Buildings and improvements	$186,255	$178,655
Accumulated depreciation	(62,016)	(60,627)

	124,239	118,028
Land	18,819	18,258
Construction in progress	8,808	7,511

Net Real Estate Investments	151,866	143,797

Investments in and advances to limited liability companies ("LLCs")	53,416	52,030

Other Assets:
Cash and cash equivalents	1,089	1,131
Bonus rent receivable from UHS	1,008	960
Rent receivable - other	536	746
Deferred charges, notes receivable and other assets, net	2,942	1,085

Total Assets	$210,857	$199,749

Liabilities and Shareholders' Equity:

Liabilities:
Line of credit borrowings	$25,800	$16,800
Mortgage note payable, non-recourse to us	7,041	3,717
Mortgage and construction loans payable of consolidated LLCs, non-recourse to us	16,851	16,100
Accrued interest	106	125
Accrued expenses and other liabilities	2,462	1,874
Tenant reserves, escrows, deposits and prepaid rents	716	741

Total Liabilities	52,976	39,357

Minority interests	86	87

Shareholders' Equity:
Preferred shares of beneficial interest,
$.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2008 - 11,848,545; 2007 -11,841,938	118	118
Capital in excess of par value	188,840	188,638
Cumulative net income	331,223	327,065
Cumulative dividends	(362,386)	(355,516)

Total Shareholders' Equity	157,795	160,305

Total Liabilities and Shareholders' Equity	$210,857	$199,749